UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 13, 2005

Date of Report (Date of earliest event reported)

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street, Danville, Virginia	24541
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (434) 792-7511

DIMON Incorporated

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is being filed to report the closing of the merger (the “Merger”) of Standard Commercial Corporation (“Standard”) with and into DIMON Incorporated (“DIMON”), which was effective as of May 13, 2005 (the “Closing Date”). As of the closing of the Merger, DIMON, as the surviving corporation in the Merger, changed its name to Alliance One International, Inc. (“Alliance One”). A copy of the Agreement and Plan of Reorganization, dated November 7, 2004 (the “Merger Agreement”) , governing the Merger was filed as Exhibit 2.1 to DIMON’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on November 8, 2004 (the “Merger Announcement Form 8-K”) and is incorporated herein by reference. In connection with the closing of the Merger, Alliance One refinanced a substantial portion of the indebtedness of both DIMON and Standard through (1) a new $650 million senior secured credit facility, (2) an offering of $315 million aggregate principal amount of 11% senior notes due 2012 (the “Senior Notes”) and $100 million aggregate principal amount of 12 ¾% senior subordinated notes due 2012 (the “Senior Subordinated Notes”), and (3) a tender offer for DIMON’s and Standard’s outstanding senior notes (as described in more detail herein, the “Refinancing Transactions”). Alliance One filed a separate Current Report on Form 8-K on May 16, 2005 to report the closing of the tender offer for the existing senior notes.

Item 1.01	Entry Into a Material Definitive Agreement.

New Senior Secured Credit Facility

As of the closing of the Merger, Alliance One entered into that certain Credit Agreement, dated May 13, 2005, (the “Credit Agreement”) among Alliance One International, Inc. and Intabex Netherlands B.V. as Borrowers, DIMON International AG, as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, ING Bank N.V., London Branch, as Syndication Agent and ABN AMRO Bank N.V., Deutsche Bank AG New York Branch, and Societe Generale, as Documentation Agents. A copy of the Credit Agreement is attached hereto as Exhibit 10.1, and the following summary is qualified in its entirety by reference to the Credit Agreement. The Credit Agreement provides for a new senior secured credit facility, which consist of (1) a $300.0 million three-year senior secured revolving credit line, (2) a $150.0 million three-year senior secured term loan A, and (3) a $200.0 million five-year senior secured term loan B. Alliance One and Intabex Netherlands, B.V., or Intabex (one of Alliance One’s primary foreign holding companies), are co-borrowers under the new senior secured revolving credit line, and Alliance One’s borrowings under that line are limited to $150.0 million principal amount outstanding at any one time.

Intabex is the sole borrower under both new senior secured term loans. Borrowings under the new senior secured revolving credit line accrue interest at a rate equal to LIBOR plus a margin, which will initially be 2.75%. Borrowings under the senior secured term loan A, which was partially funded on the Closing Date and will be fully funded within 60 days after closing, accrue interest at a rate equal to LIBOR plus 2.75%. Principal on the term loan A is payable quarterly, with 5% due in the first year, 13.3% due in the second year and the remainder due in the third year of the loan. Borrowings under the senior secured term loan B, which was fully funded on the Closing Date, accrue interest at a rate equal to LIBOR plus 3.25%, and are payable quarterly, with 1% due in each of the first four years and the balance due in the fifth year.

Borrowings of Alliance One under the new senior secured credit facility are secured by a first priority pledge of:

•	100% of the capital stock of any material domestic subsidiaries;

•	65% of the capital stock of any material first tier foreign subsidiaries of Alliance One or of its domestic subsidiaries;

•	intercompany notes evidencing loans or advances made by Alliance One on or following the closing date to subsidiaries that are not guarantors; and

•	U.S. accounts receivable and U.S. inventory owned by Alliance One and its material domestic subsidiaries (other than inventory the title of which has passed to a customer and inventory financed through customer advances).

In addition, Intabex’s borrowings under the new senior secured credit facility are secured by a pledge of 100% of the capital stock of Intabex, Dimon International A.G., a foreign trading subsidiary, and certain of the material foreign subsidiaries of Intabex and Alliance One.

Alliance One’s borrowings under the new senior secured credit facility are guaranteed by all present or future material direct or indirect domestic subsidiaries. In addition, Intabex’s borrowings under the new senior secured credit facility are guaranteed by Alliance One, all of its present or future material direct or indirect domestic subsidiaries and DIAG.

The new senior secured credit facility includes certain financial covenants and requires that we maintain certain financial ratios, including:

•	a minimum consolidated interest coverage ratio;

•	a maximum consolidated leverage ratio;

•	a maximum consolidated total senior debt to borrowing base ratio; and

•	a maximum amount of annual capital expenditures.

New Indentures

In connection with the offering and sale of the Senior Notes and Senior Subordinated Notes, we entered into an indenture governing the Senior Notes and a separate indenture governing the Senior Subordinated Notes. Copies of the Senior Notes indenture and Senior Subordinated Notes indenture are attached hereto as Exhibits 4.1 and 4.2 respectively, and the following summaries of such indentures are qualified in their entirety by reference to such exhibits.

The summary below describes the principal terms of the Senior Notes and the Senior Notes indenture.

Senior Notes	$315.0 million in principal amount of 11% senior notes due 2012.

Maturity Date	May 15, 2012.

Interest Rate	11% per year.

Interest Payment Dates	Each May 15 and November 15, beginning November 15, 2005.

Interest will accrue from the issue date of the Senior Notes.

Guarantees

The Senior Notes will be unconditionally guaranteed by all of our existing and future material domestic subsidiaries on an unsecured basis. We currently have no material domestic subsidiaries and will have no material domestic subsidiaries following the merger.

Ranking	The Senior Notes and the related guarantees will be the unsecured senior obligations of Alliance One and any guarantors. Accordingly, they will rank:

•	effectively behind any of our and, with respect to any guarantors, such respective guarantors’ existing and future secured debt, including the indebtedness under our new senior secured credit facility, to the extent of the value of the assets securing such debt;

•	structurally behind the liabilities, including trade payables, of any of our existing and future subsidiaries that do not guarantee the notes;

•	equally with our and, with respect to any guarantors, such respective guarantors’ existing and future unsecured unsubordinated debt; and

•	ahead of all of our and, with respect to any guarantors, such respective guarantors’ existing and future debt that expressly provides that it is subordinated to the notes or the respective guarantees.

In the future, we may issue debt that ranks senior, equal or subordinate to the notes.

Optional Redemption	We may redeem the Senior Notes, in whole or in part, at any time on or after May 15, 2009, at specified redemption prices plus accrued and unpaid interest, if any, to the redemption date.

Before May 15, 2008, we may redeem up to 35% of the Senior Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 111.0% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. However, we may only make such redemptions if at least 65% of the aggregate principal amount of Senior Notes issued under the indenture governing the Senior Notes remains outstanding immediately after such redemption.

We may also redeem any of the Senior Notes at any time prior to May 15, 2009, at a redemption price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the date of redemption.

Change of Control

Upon a change in control, subject to the provisions of our senior debt instruments, we will be required to make offers to repurchase outstanding Senior Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

Basic Indenture Covenants	The Senior Notes indenture contains certain covenants that, among other things, limit our ability to:

•	incur additional indebtedness;

•	issue preferred stock;

•	merge, consolidate or dispose of substantially all of our assets;

•	grant liens on our assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	repurchase or redeem capital stock or prepay subordinated debt;

•	make certain investments;

•	agree to restrictions on the payment of dividends to us by our subsidiaries;

•	sell or otherwise dispose of assets, including equity interests of our subsidiaries;

•	enter into transactions with our affiliates; and

•	enter into certain sale and leaseback transactions.

These covenants are subject to a number of important exceptions set forth in the Senior Notes Indenture.

The summary below describes the principal terms of the Senior Subordinated Notes and the Senior Subordinated Notes indenture.

Senior Subordinated Notes	$100.0 million in principal amount of 12 3/4% senior subordinated notes due 2012.

Maturity Date	November 15, 2012.

Interest Rate	12 3/4% per year.

Interest Payment Dates	Each May 15 and November 15, beginning November 15, 2005.

Interest will accrue from the issue date of the Senior Subordinated Notes.

Guarantees

The Senior Subordinated Notes will be unconditionally guaranteed by all of our existing and future material domestic subsidiaries on an unsecured basis. We currently have no material domestic subsidiaries and will have no material domestic subsidiaries following the merger.

Ranking	The Senior Subordinated Notes and any related guarantees will be the unsecured senior subordinated obligations of Alliance One and any guarantors. Accordingly, they will rank:

•	behind any of our and, with respect to any guarantors, such respective guarantors’ current and future senior debt, including borrowings under our new senior secured credit facility and our senior notes;

•	equally with any of our and, with respect to any guarantors, such respective guarantors’ existing and future senior subordinated debt;

•	structurally behind the liabilities, including trade payables, of any of our existing and future subsidiaries that do not guarantee the senior subordinated notes; and

•	senior to any of our and, with respect to any guarantors, such respective guarantors’ future debt that expressly provides that it is subordinated to the senior subordinated notes.

In the future, we may issue debt that ranks senior, equal or subordinate to the Senior Subordinated Notes.

Optional Redemption

We may redeem the Senior Subordinated Notes, in whole or in part, at any time on or after May 15, 2009, at specified redemption prices, plus accrued and unpaid interest, if any, to the redemption date.

Before May 15, 2008, we may redeem up to 35% of the Senior Subordinated Notes with the net cash proceeds from specified equity offerings at a redemption price equal to 112.75% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date. However, we may only make such redemptions if at least 65% of the aggregate principal amount of Senior Subordinated Notes issued under the indenture governing the Senior Subordinated Notes remains outstanding immediately after such redemption.

We may also redeem any of the Senior Subordinated Notes at any time prior to May 15, 2009, at a redemption price equal to 100% of the principal amount of the Senior Subordinated Notes to be redeemed, plus a premium specified in the indenture.

Change of Control

Upon a change in control, subject to the provisions of our senior debt instruments, we will be required to make offers to repurchase outstanding Senior Subordinated Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase.

Basic Indenture Covenants	The Senior Subordinated Notes indenture contains certain covenants that, among other things, limit our ability to:

•	incur additional indebtedness;

•	issue preferred stock;

•	merge, consolidate or dispose of substantially all of our assets;

•	grant liens on our assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	repurchase or redeem capital stock or prepay subordinated debt;

•	make certain investments;

•	agree to restrictions on the payment of dividends to us by our subsidiaries;

•	sell or otherwise dispose of assets, including equity interests of our subsidiaries; and

•	enter into transactions with our affiliates.

These covenants are subject to a number of important exceptions set fourth in the indenture.

Registration Rights Agreement

In connection with the offering and sale of the Senior Notes and Senior Subordinated Notes, we entered into registration rights agreement with the initial purchasers of the notes. A copy of the registration rights agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference. Under the registration rights agreement, we must use our best efforts to register with the SEC notes, which we refer to as the exchange notes, having substantially identical terms as the notes, as part of an offer to exchange the notes for the exchange notes. Under the registration rights agreement; We must:

•	file a registration statement for the exchange notes within 130 days after the issue date of the notes;

•	cause the registration statement to become effective within 220 days after the issue date of the notes; and

•	consummate the exchange offer within 250 days after the issue date of the notes.

We will pay additional interest on the notes if:

•	we do not file the required registration statement on time;

•	the SEC does not declare the required registration statement effective on time; or

•	we do not complete the offer to exchange the notes for the exchange notes within 250 days from the issue date of the notes.

If one of these events occurs, the interest rate on the notes will increase by 0.25% per year from the date of such event for the first 90 day period, and increasing by an additional 0.25% for any subsequent 90 day period.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The closing of the Merger of Standard with and into DIMON was effective as of May 13, 2005 (the “Closing Date”). As of the closing of the Merger, DIMON, as the surviving corporation in the Merger, changed its name to Alliance One International, Inc. (“Alliance One”).

Pursuant to the Merger, each share of common stock of Standard (the “Standard Common Stock”) was converted into three shares of common stock of DIMON (the “DIMON Common Stock”). The issuance of the DIMON Common Stock pursuant to the Merger was registered under the Securities Act of 1933, as amended, pursuant to DIMON’s registration statement on Form S-4 (File No. 333-122166) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 3, 2005.

The joint proxy statement-prospectus of DIMON and Standard, dated March 3, 2005, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger, including information concerning the interests of directors, executive officers and affiliates of DIMON and Standard in the Merger. The final version of the Joint Proxy Statement/Prospectus was filed with the SEC on March 4, 2005.

Shares of the common stock of Alliance One will trade on the New York Stock Exchange under the symbol “AOI”. The description of the Alliance One common stock contained under the caption “Description of Alliance One Capital Stock” in the Joint Proxy Statement/Prospectus is incorporated herein by reference.

Standard is delisting the Standard Common Stock from the New York Stock Exchange and has filed a Form 15 with the SEC to terminate the registration under the Exchange Act of the Standard Common Stock.

On May 13, 2005, Alliance One issued a press release announcing the completion of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

In connection with the Merger, Alliance one amended and restated its articles of incorporation and bylaws, See the description of such changes under Item 5.05 below.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Directors

Pursuant to the Merger Agreement, as of the Closing Date, Hans. B. Amell, R. Stuart Dickson, Henry F. Frigon, James E. Johnson, Jr., Thomas F. Keller and William R. Slee resigned as members of the Board of Directors of DIMON. Management of Alliance One wishes to express its sincere appreciation to the resigning directors for their faithful service to DIMON.

In connection with the Merger and effective as of the Closing Date, the following individuals were elected to the Board of Directors of Alliance One to serve for the term and on the committees of the Board of Directors as indicated:

Director	Term Expiring	Committee
Robert E. Harrison	2007	Executive

Nigel G. Howard	2005	Executive Compensation

Mark W. Kehaya	2006	—

Gilbert L. Klemann	2006	Audit; Executive Compensation

B. Clyde Preslar	2007	Audit, Chair; Governance & Nominating

William S. Sheridan	2005	Executive; Governance & Nominating

Martin R. Wade, III	2006	Audit

Certain biographical information regarding the newly elected directors is included in the Joint Proxy Statement/Prospectus under the heading “DIMON Proposal Six: Election of Directors.”

Principal Officers

In connection with the Merger and effective as of the Closing Date, the following former executives of DIMON and Standard shall serve in the following capacities for Alliance One:

Name and Age	Position	Current Position and Business Experience
Brian J. Harker (54)	Chairman and Chief Executive Officer	Mr. Harker has been the Chairman and Chief Executive Officer of DIMON since March 2003. Mr. Harker served as President and Chief Executive Officer of DIMON from May 1999 to February 2003 and was the President and Chief Operating Officer of DIMON from March 1999 to May 1999.

Robert (“Pete”) E. Harrison (51)	President and Chief Operating Officer	Mr. Harrision has been Standard’s President and Chief Executive Officer since August 1996 and its Chairman since August 2003. He joined Standard in July 1995 as Senior Vice President and Chief Financial Officer and served in the latter position until April 1998.

James A. Cooley (54)	Executive Vice President— Chief Financial Officer	Mr. Cooley currently served as Senior Vice President—Chief Financial Officer of DIMON since March 1999 to the Closing Date. Mr. Cooley has held various finance-related titles with DIMON and its predecessors since 1982. He was named Vice President and Treasurer of DIMON in 1995 and was elected Senior Vice President and Treasurer in 1997, a position he held until becoming CFO in 1999.

Steven B. Daniels (47)	Executive Vice President—Operations	Mr. Daniels served as President and Chief Operating Officer of DIMON from March 2003 to the Closing Date. Mr. Daniels has held various positions in the leaf buying and processing operations of DIMON or its predecessors for his

Name and Age	Position	Current Position and Business Experience
entire career. In 1995, Mr. Daniels was appointed Senior Vice President—Regional Director for Central and South America and, in 1999, also assumed responsibility for the African region. From October 2001 to February 2003, Mr. Daniels served as Senior Vice President—Operations Director of DIMON.

H. Peyton Green, III (55)	Executive Vice President— Sales	Mr. Green has served as Executive Vice President—Sales of DIMON since November 2003. Mr. Green has worked for DIMON or its predecessors since 1971 and has held the positions of Senior Vice President—Sales Director from October 2001 to November 2003, Senior Vice President—Sales and Marketing from 1998 to 2001, CEO of Intabex Holdings Worldwide, a subsidiary of DIMON, and Regional Executive —Africa and Asia.

Henry C. Babb (60)	Senior Vice President, Chief Legal Officer and Secretary	Mr. Babb currently served as Senior Vice President—Public Affairs, General Counsel and Secretary of Standard from April 2004 to the Closing Date. Mr. Babb joined Standard in December 1997 as Vice President—Public Affairs and General Counsel, was appointed Secretary in June 1998, and was appointed Senior Vice President for Legal in April 2004. Prior to joining Standard, Mr. Babb practiced law for 28 years, including 27 years as a partner with a law firm in Wilson, North Carolina.

Michael K. McDaniel (54)	Senior Vice President—Human Resources	Mr. McDaniel served as Senior Vice President—Human Resources of Standard from April 2004 to the Closing Date. Mr. McDaniel joined Standard as Director—Human Resources in November 1996, was elected Vice President—Human Resources in June 1997, and was appointed Senior Vice President for Human Resources in April 2004. From 1995 to November 1996 he was a partner in a human resources consulting firm, and from 1978 to 1995 he was Director of Human Resources and Organizational Development for the City of Wilson, North Carolina.

In addition, Mr. Thomas G. Reynolds, Vice President-Controller (Principal Accounting Officer) of DIMON will hold the same office for Alliance One.

Brian J. Harker entered into an Employment Agreement, dated November 7, 2004, with DIMON providing that Mr. Harker would serve as Chairman and Chief Executive of Alliance One beginning as of the Closing Date.

The terms of Mr. Harker’s employment agreement are described in the Joint Proxy Statement/Prospectus under the heading “Interests of Certain Persons in the Merger—Employment Agreement between DIMON and Brian J. Harker,” which description is incorporated herein by reference. A copy of Mr. Harker’s employment agreement was attached as Exhibit 10.1 to the Merger Announcement Form 8-K and is incorporated herein by reference.

Robert E. Harrison has entered into an Employment Agreement, dated November 7, 2004, with DIMON providing that Mr. Harrison will serve as President and Chief Operating Officer of Alliance One beginning as of the Closing Date. The terms of Mr. Harrison’s employment agreement are described in the Joint Proxy Statement/Prospectus under the heading “Interest of Certain Persons in the Merger—Employment Agreement between DIMON and Robert E. Harrison,” which description is incorporated herein by reference. A copy of Mr. Harrison’s employment agreement was attached as Exhibit 10.2 to the Merger Announcement Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Merger and effective as of the Closing Date, DIMON amended and restated its articles of incorporation and bylaws. Shareholders of DIMON approved the Amended and Restated Articles of Incorporation at a Special Meeting of the DIMON shareholders on April 1, 2005. The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are described in the Joint Proxy Statement/Prospectus, and such description is incorporated by reference herein. The Amended and Restated Articles of Incorporation are attached hereto as Exhibit 3.1. The Amended and Restatement Bylaws are attached hereto as Exhibit 3.2. Copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of Alliance One are attached hereto as Exhibits 3.1 and 3.2 respectively, and the summaries of such documents incorporated herein by reference are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

To the extent required by this item, financial statements will be filed as an exhibit to an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information.

To the extent required by this item, pro forma financial statements will be filed as an exhibit to an amendment to this report on Form 8-K no later than 71 calendar days after the date this report is required to be filed.

(c)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Alliance One International, Inc.

3.2	Amended and Restated Bylaws of Alliance One International, Inc.

4.1	Indenture, dated May 13, 2005, governing the 11% Senior Notes due 2012.

4.2	Indenture, dated May 13, 2005, governing the 12 ¾% Senior Subordinated Notes due 2012.

10.1	Credit Agreement, dated May 13, 2005, among Alliance One International, Inc. and Intabex Netherlands B.V. as Borrowers, DIMON International AG, as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, ING Bank N.V., London Branch, as Syndication Agent and ABN AMRO Bank N.V., Deutsche Bank AG New York Branch, and Societe Generale, as Documentation Agents.

10.2	Registration Rights Agreement, dated May 13, 2005.

99.1	Alliance One International, Inc. press release, issued on May 13, 2005, announcing the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: May 18, 2005	BY:	/s/ JAMES A. COOLEY
James A. Cooley
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of DIMON Incorporated, dated May 13, 2005

3.2	Amended and Restated Bylaws of Alliance One International, Inc., dated May 13, 2005

4.1	Indenture, dated May 13, 2005, governing the 11% Senior Notes due 2012.

4.2	Indenture, dated May 13, 2005, governing the 12 ¾% Senior Subordinated Notes due 2012.

10.1	Credit Agreement, dated May 13, 2005, among Alliance One International, Inc. and Intabex Netherlands B.V. as Borrowers, DIMON International AG, as a Guarantor, the Lenders from time to time parties thereto, Wachovia Bank, National Association, as Administrative Agent, ING Bank N.V., London Branch, as Syndication Agent and ABN AMRO Bank N.V., Deutsche Bank AG New York Branch, and Societe Generale, as Documentation Agents.

10.2	Registration Rights Agreement, dated May 13, 2005.

99.1	Alliance One International, Inc. press release, issued on May 13, 2005, announcing the closing of the Merger.